SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20546



                               FORM 8-A

           For Registration of Certain Classes of Securities
                Pursuant to Section 12(b) or (g) of the
                    Securities Exchange Act of 1934


                         TIME WARNER CAPITAL I
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)



        DELAWARE                              36-7121096
------------------------                  -------------------
(State of incorporation                      (IRS Employer
    or organization)                      Identification No.)


75 Rockefeller Plaza, New York, New York             10019
----------------------------------------           ----------
(Address of principal executive offices)           (Zip Code)



                           TIME WARNER INC.
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)


        DELAWARE                              13-1388520
------------------------                  -------------------
(State of incorporation                      (IRS Employer
    or organization)                      Identification No.)


75 Rockefeller Plaza, New York, New York             10019
----------------------------------------          ----------
(Address of principal executive offices)          (Zip Code)


     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General
Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                        Name of each exchange on which
to be so registered                        each class is to be registered
-------------------                        ------------------------------
  % Preferred Trust Securities             New York Stock Exchange, Inc.
(and the Guarantee with respect
thereto)

 Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.   Description of Securities to be Registered.
          -------------------------------------------
          The terms and provisions of (a)       % Preferred Trust
Securities (the "Preferred Securities"), representing undivided beneficial interests in the assets of Time Warner Capital I (the "Trust"), a statutory business trust created under the laws of the State of Delaware, and (b) the related guarantee thereof by Time Warner Inc., a Delaware corporation ("Time Warner"), are described in the Preliminary Prospectus Supplement and Preliminary Prospectus of the Trust and Time Warner, filed with the Securities and Exchange Commission (the "Commission") as part of the Registration Statement (Registration Nos. 033-61523 and 033-61523-01) on Form S-3 dated August 2, 1995, as amended, which is incorporated herein by reference (the "Registration Statement").


Item 2.   Exhibits.
          ---------
          1. Registration Statement (see Item 1 above).

          2. Certificate of Trust of the Trust (incorporated by reference to Exhibit 4.1 to the Registration Statement).

          3. Declaration of Trust of the Trust (incorporated by reference to Exhibit 4.4 to the Registration Statement).

          4. Form of Amended and Restated Declaration of Trust of the Trust (incorporated by reference to Exhibit 4.7 to the Registration Statement).

          5. Form of Preferred Security (incorporated by reference to
Exhibit 4.10 to the Registration Statement).

          6. Form of Subordinated Debentures Indenture between Time Warner and Chemical Bank, as Trustee (incorporated by reference to Exhibit 4.8 to the Registration Statement).

          7. Form of First Supplemental Indenture to the Subordinated Debentures Indenture between Time Warner and Chemical Bank, as Trustee (incorporated by reference to Exhibit 4.9 to the Registration
Statement).

          8. Form of Subordinated Debenture (incorporated by reference to Exhibit 4.13 to the Registration Statement).

          9. Form of Guarantee Agreement (incorporated by reference to
Exhibit 4.12 to the Registration Statement).

                              SIGNATURES


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 18th day of October, 1995.

                               TIME WARNER INC.

                               by /s/ Thomas W. McEnerney
                                 --------------------------
                                 Name:  Thomas W. McEnerney
                                 Title: Vice President


                               TIME WARNER CAPITAL I

                               by TIME WARNER INC., as Sponsor

                               by /s/ Thomas W. McEnerney
                                 ---------------------------
                                 Name: Thomas W. McEnerney
                                 Title: Vice President

INDEX TO EXHIBITS


          1. Registration Statement (see Item 1 above).

          2. Certificate of Trust of the Trust (incorporated by reference to Exhibit 4.1 to the Registration Statement).

          3. Declaration of Trust of the Trust (incorporated by reference to Exhibit 4.4 to the Registration Statement).

          4. Form of Amended and Restated Declaration of Trust of the Trust (incorporated by reference to Exhibit 4.7 to the Registration Statement).

          5. Form of Preferred Security (incorporated by reference to
Exhibit 4.10 to the Registration Statement).

          6. Form of Subordinated Debentures Indenture between Time Warner and Chemical Bank, as Trustee (incorporated by reference to Exhibit 4.8 to the Registration Statement).

          7. Form of First Supplemental Indenture to the Subordinated Debentures Indenture between Time Warner and Chemical Bank, as Trustee (incorporated by reference to Exhibit 4.9 to the Registration
Statement).

          8. Form of Subordinated Debenture (incorporated by reference to Exhibit 4.13 to the Registration Statement).

          9. Form of Guarantee Agreement (incorporated by reference to
Exhibit 4.12 to the Registration Statement).